UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2014

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders (“Annual Meeting”) of Kaman Corporation (the “Company”) was held on April 16, 2014.  Of the 26,875,683 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, 25,181,347 shares, or approximately 93.7%, were represented in person or by proxy, constituting a quorum.  Set forth below are the final results of the voting for each of the proposals voted upon at the Annual Meeting.

1.           Proposal No. 1 - Election of Directors

The Board of Directors has previously authorized ten Directors, divided into three classes.  At the Annual Meeting, three individuals were elected as Class 3 Directors, by the vote set forth below, each to serve for a term of three years and until his successor has been elected and qualified.

Nominee	For	Vote Withheld	Broker Non-Vote

Brian E. Barents	23,175,933	122,509	1,882,905
George E. Minnich	22,949,487	348,955	1,882,905
Thomas W. Rabaut	22,922,852	375,590	1,882,905

The Class 1 and 2 Directors whose terms continue after the meeting are E. Reeves Callaway III, Karen M. Garrison, A. William Higgins, Neal J. Keating, Eileen S. Kraus, Scott E. Kuechle, and Richard W. Swift.

2.	Proposal No. 2 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
18,790,012	318,938	4,189,492	1,882,905

3.	Ratification of Appointment of PricewaterhouseCoopers LLP

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accounting firm for the year ending December 31, 2014, was approved by the following vote:

For	Against	Abstain	Broker Non-vote
25,027,406	60,250	93,691	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: April 16, 2014